SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 5, 2019
Date of Report (date of earliest event reported)

BIOMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8765	95-2645573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17571 Von Karman Ave.

Irvine, California 92614

(Address of Principal Executive Offices

Including Zip Code)

949-645-2111

(Registrant’s Telephone Number,

Including Area Code)

______________

(Former Name or Former Address if Changed

Since Last Report)

Page 1 of 2 pages

Item 8.01  Other Events

Biomerica, Inc., has announced that the United States Patent and Trademark Office (“USPTO”) has issued a Notice of Allowance for the Company’s InFoods® Irritable Bowel Syndrome (“IBS”) product. This allowed application (#15/526,240) contains numerous claims that cover a product that enables physicians to identify patient specific foods that when removed from the diet may alleviate or improve an individual’s IBS symptoms.

Following a Notice of Allowance, the process resulting in final issuance of a patent involves several administrative steps that are typically completed within a year.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 9, 2019

                        Biomerica, Inc.

            By: /s/ Zackary S. Irani

Zackary S. Irani

Chief Executive Officer